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                                                                    Exhibit 21.1

                  Subsidiaries of Mission Resources Corporation

                                                      State of Incorporation
                                                         of Organization
                                                      ----------------------
      Bellwether Cayman, Inc.                              Cayman Islands
      Black Hawk Oil Company                                  Delaware
      Mission E&P Limited Partnership                          Texas
      Mission Holdings LLC                                    Delaware
      Pan American Energy Finance Corp                        Delaware